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                                                                   EXHIBIT 23.14



         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No's. 33-10631, 33-56772, 33-82560, 333-19265,
333-31393, 333-63304, 333-45348, 333-31391, 333-65547 and 333-103462) and Forms
S-3 (File No's. 333-27189, 333-37946, 333-86617 and 333-48097) of International
Remote Imaging Systems, Inc. of our report dated March 16, 2001, relating to the financial statements and financial statement schedule of International Remote Imaging Systems, Inc. for the year ended December 31, 2000, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Los Angeles, California
March 27, 2003